Exhibit 99.1

NOTE PURCHASE AGREEMENT

By and Among

WORLD HEART CORPORATION,

WORLD HEART INC.,

and

ABIOMED, INC.

Dated:  December 11, 2007

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5.4	Conditions Precedent to the Obligation of the Company and WHI to Conduct the Second Closing	32

ARTICLE VI. NEGATIVE COVENANTS OF THE COMPANY		32
6.1	Subsequent Equity Issuances	32
6.2	Mergers with Affiliated Parties	33
6.3	Shareholder Meeting	33
6.4	Debt	33
6.5	Liens	33
6.6	Amendment of Organizational Documents	33
6.7	Transactions with Affiliates	33
6.8	Limitation on Restrictions	34
6.9	Investments	34
6.10	Asset Sales	34
6.11	Restricted Payments	34

ARTICLE VII. MISCELLANEOUS		34
7.1	Fees and Expenses	34
7.2	Entire Agreement	35
7.3	Notices	35
7.4	Amendments; Waivers; No Additional Consideration	36
7.5	Termination	36
7.6	Construction	37
7.7	Successors and Assigns	37
7.8	No Third-Party Beneficiaries	37
7.9	Governing Law	37
7.10	Survival	37
7.11	Execution	37
7.12	Severability	37
7.13	Replacement of Securities	38
7.14	Remedies	38
7.15	Payment Set Aside	38
7.16	Limitation of Liability	38
7.17	Reincorporation Plan	38

iii

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is dated as of December 11, 2007, by and among World Heart Corporation, a Canadian corporation (the “Company”), World Heart Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“WHI”), and ABIOMED, Inc., a Delaware corporation (the “Investor”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder and Canadian Securities Laws (as defined below), the Company desires to issue and sell to the Investor and the Investor desires to purchase from the Company securities of the Company, as more fully described in this Agreement.

WHEREAS, the Company anticipates that most of the net proceeds from the sale of the Note hereunder will be used by WHI for working capital purposes, the Investor has required, as an inducement and a condition to the Investor entering into this Agreement, that WHI become a party to this Agreement and co-borrower under the Note.

WHEREAS, as an inducement and a condition to the Investor entering into this Agreement, certain shareholders of the Company representing at least a majority of the Common Stock issued and outstanding have executed voting agreements, dated as of the date hereof, pursuant to which each such shareholder has agreed to vote or consent in writing with respect to shares of Common Stock owned by such shareholder in favor of the transactions contemplated by the Transaction Documents (the “Voting Agreements”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, WHI and the Investor hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1       Definitions.           In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) and which is maintained or otherwise contributed by the Company.

“Benefit Plan” has the meaning set forth in Section 3.1(cc)(ii).

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States, Canada or a day on which banking institutions in the State of New York or the Province of Ontario are authorized or required by law or other governmental action to close.

“Canadian Securities Laws” means the Securities Act (Ontario) and all other applicable Canadian provincial securities laws and the rules, regulations and published policies made thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common shares of the Company and any securities into which such common shares may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Deliverables” has the meaning set forth in Section 2.2(a)(i).

“Company Reports” has the meaning set forth in Section 3.1(h).

“Consents from Ethics Committees” shall mean approvals or opinions from any Ethics Committee relating to the conduct of any Product clinical trial sponsored by the Company within the European Union.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such

Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others guaranteed by such Person.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“dollars” or “$” shall mean lawful money of the United States.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

“EU” means the European Union.

“Event of Default” has the meaning set forth in the Note.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDA” shall mean the United States Food and Drug Administration.

“GAAP” means U.S. generally accepted accounting principles, as in effect from time to time.

“Governmental Authority” shall mean any nation, territory or government, foreign or domestic, any state, province, local or other political subdivision thereof, and any bureau, tribunal, board, commission, department, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including all taxing authorities and all European notification bodies and all other entities exercising regulatory authority over medical products or devices including any Notified Body and Ethics Committee as defined in any EU medical device legislation.

“Initial Closing” means the initial closing of the purchase and sale of the Note pursuant to Article II, and the advancement of $1,000,000 of the principal amount thereunder.

“Initial Closing Date” means the Business Day immediately following the date on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

“Investment” means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any interest in any security of any other Person (other than any evidence of any obligation under the Transaction Documents), (b) to incur, or to remain liable under, any guaranty obligation for Debt of any other Person, to assume the Debt of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business and other than the assumption of any Debt resulting from an acquisition of intellectual property or other strategic assets, or (c) to make, directly or indirectly, any contribution to the capital of any other Person.

“Investment Amount” has the meaning set forth in Section 2.1.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.11.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.11.

“Machinery and Equipment” means all machinery, equipment, furniture and fixtures (including, by way of example, all dies, jigs, and tooling), owned, used or held for use or planned to be used or held for use in connection with the design, development, manufacture, operation, sale or use of any Product.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“MDRs” shall mean medical device reports of adverse events required to be filed by medical device manufacturers and user facilities pursuant to Regulatory Laws of jurisdictions in which human clinical studies have been conducted (including observational studies) or other clinical use has occurred.

“Note” means the 8% secured convertible promissory note, in the Form of Exhibit A, due, subject to the terms therein, on the two year anniversary of the Initial Closing Date, issued by the Company and WHI to the Investor hereunder.

“Outside Date” means December 20, 2007.

“PBGC” means the Pension Benefit Guarantee Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Indebtedness” has the meaning set forth in Section 6.4.

“Permitted Liens” means:  (a) liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Company or the applicable Subsidiary; (b) liens arising out of deposits in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business of the Company or a Subsidiary; (d) liens imposed by law, such as mechanics’, workers’, materialmens’, carriers’ or other like liens arising in the ordinary course of business of the Company or a Subsidiary which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Company or the applicable Subsidiary; (e) purchase money security interests or liens for the purchase of fixed assets to be used in the business of the Company or a Subsidiary, securing solely the fixed assets so purchased and the proceeds thereof; (f) capitalized leases which do not violate any provision of this Agreement; (g) liens of commercial depository institutions, arising in the ordinary course of business, constituting a statutory or common law right of setoff against amounts on deposit with such institution; (h) rights of way, zoning restrictions, easements and similar encumbrances affecting the Company’s real property which do not materially interfere with the use of such property; and (i) liens on any asset existing at the time of acquisition of such asset by the Company or WHI.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE” means a private placement transaction in which the Company sells up to 12 million shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar event with respect to the Common Stock) and may also include warrants to purchase additional shares of Common Stock subject to Section 6.1.

“Plan” means at any time an employee pension plan benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA group.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Products” shall mean all items manufactured by or for, sold or distributed by, or under development by, the Company or any Subsidiary on or before the date of this Agreement.

“Purchase Money Financing” has the meaning set forth in Section 6.4.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Initial Closing Date, by and between the Company and the Investor, in the form of Exhibit B hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of the Underlying Shares and Warrant Shares.

“Regulated Product” shall mean any Product or component, including any medical device, that is required to bear a CE Mark under applicable EU law and related national legislation respectively or that is required to be cleared or approved by the FDA, and that is studied, used, held or offered for sale for human use, including for human research or investigation or clinical use.

“Regulatory Law” shall mean any statute, regulation or judicial interpretation applicable to any Regulated Product, including, without limitation: (i) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., the Food and Drug Administration Modernization Act of 1997, Stand Alone Provisions, Pub. L. No. 105-115, 111 Stat. 2295 (1997), the Public Health Service Act, 42 U.S.C. § 201 et seq., all regulations promulgated under such statutes, including 21 C.F.R. § 820; (ii) EU Directives 90/385/EEC of June 20, 1990 on the Approximation of the Laws of the Member States Relating to Active Implantable Medical Devices, and 93/42/EEC of June 14, 1993 concerning medical devices, and any laws, rules or regulations promulgated by any Governmental Authority of any EU member state in furtherance of these Directives; and (iii) equivalent statutes and regulations adopted by other countries, international bodies and jurisdictions outside the United States and EU, in which the Company has facilities, does business, or directly or through others, sells or offers for sale any Regulated Product.

“Reincorporation Plan” means any recapitalization, restructuring, subsidiary spin-off or other reorganization transaction solely for the purposes of the Company’s reincorporation in the United States, provided, that, as a result of such transaction: (a) the shareholders of and lenders to the Company, including the Investor, and their respective shareholdings, rights, economic interests and voting interests in the Company immediately prior to such transaction shall be substantially equivalent as their respective shareholdings, rights, economic interests and voting interests in the corporation surviving such transaction immediately following such transaction, and (b) the Company shall have taken all necessary steps to ensure that the Investor’s security interest and economic and other rights provided for in the Transaction Documents shall be properly assigned to and enforceable against the surviving corporation.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares or Warrant Shares issuable upon conversion or exercise in full of the Note and the Warrant, ignoring any conversion or exercise limits set forth therein.

“Restricted Payment” means (a) any dividend, return of capital, distribution or any other payment or Sale of property for less than fair market value, whether direct or indirect and whether in cash, securities or other property, in each case on account of any stock or stock equivalent of any Borrower, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such stock or stock equivalent, and (b) any redemption, retirement, termination, defeasance, cancellation, purchase or other acquisition for value, whether direct or indirect, of any stock or stock equivalent of either Borrower, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, cancellation, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any contractual obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

“Second Closing” means the additional closing pursuant to Article II, pursuant to which the Investor is to advance the remaining $4,000,000 of the principal amount of the Note.

“Second Closing Date” means January 3, 2008 or such later date as of which all of the conditions set forth in Sections 5.3 and 5.4 hereof are first satisfied, or such other date as the parties may agree.

“Securities” means the Note, the Underlying Shares, the Warrant and the Warrant Shares.

“Security Agreements” has the meaning set forth in Section 2.2(a).

“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable.  Conjugated forms thereof and the noun “Sale” have correlative meanings.

“Subsidiary” means any subsidiary of the Company included in the Company Reports.

“Support Services Agreement” has the meaning set forth in Section 2.2(a).

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, (iii) if the

Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (iv) in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever one or more of the Toronto Stock Exchange, the New York Stock Exchange, the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Note, the Registration Rights Agreement, the Warrant, the Security Agreements, the Support Services Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“TSX” means the Toronto Stock Exchange.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Note, including the conversion of any interest under the Note.

“Warrant” means the Common Stock purchase warrant issued to the Investor pursuant to the Support Services Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE II.
PURCHASE AND SALE

2.1       Initial Closing. Subject to the terms and conditions set forth in this Agreement, at the Initial Closing the Company and WHI shall issue and sell to the Investor, and the Investor shall purchase from the Company and WHI, the Note having a stated maximum amount of $5,000,000 (the “Investment Amount”).  The Initial Closing shall take place at the offices of Foley Hoag LLP, counsel for the Investor, 155 Seaport Boulevard, Boston, Massachusetts on the Initial Closing Date or at such other location or date as the parties may agree.

2.2       Initial Closing Deliveries.

(a)           At or prior to the Initial Closing, the Company shall deliver or cause to be delivered to the Investor the following (the “Company Deliverables”):

(i)            the Note in the aggregate principal amount of the Investment Amount, registered in the name of the Investor;

(ii)           the legal opinion of McCarthy Tétrault LLP, in the form of Exhibit C, addressed to the Investor;

(iii)          the legal opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, in the form of Exhibit D, addressed to the Investor;

(iv)          the Registration Rights Agreement, duly executed by the Company;

(v)           security agreements, duly executed by each of the Company and WHI, in the forms attached hereto as Exhibit E and Exhibit F, respectively (as amended, supplemented or otherwise modified from time to time, the “Security Agreements”);

(vi)          a clinical and marketing support services agreement, duly executed by the Company, in the form attached hereto as Exhibit G (as amended, supplemented or otherwise modified from time to time, the “Support Services Agreement”);

(vii)         appropriate Lien and record search reports as of the most recent practicable date, showing that there are no liens on the collateral security granted under the Security Agreements, other than Permitted Liens;

(viii)        the Voting Agreements, duly executed by each of the Company’s shareholders listed on Exhibit 2.2(a)(viii), in the form attached hereto as Exhibit H;

(ix)           this Agreement duly executed by the Company and WHI; and

(x)            any other documents reasonably requested by the Investor.

(b)           At the Initial Closing, the Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i)            $1,000,000 of its Investment Amount in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

(ii)           the Registration Rights Agreement, duly executed by the Investor;

(iii)          the Security Agreements, duly executed by the Investor;

(iv)          the Support Services Agreement, duly executed by the Investor; and

(v)           this Agreement, duly executed by the Investor.

2.3       Second Closing. Subject to the terms and conditions set forth in this Agreement, including the conditions to the Second Closing set forth in Sections 5.3 and 5.4, at the Second Closing, the Investor shall deliver or cause to be delivered to the Company the remaining $4,000,000 of the Investment Amount.  The Second Closing shall take place at the offices of Foley Hoag LLP, counsel for the Investor, 155 Seaport Boulevard, Boston, Massachusetts on the Second Closing Date or at such other location or date as the parties may agree.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Investor:

(a)           Subsidiaries.  The Company has no direct or indirect Subsidiaries other than as specified on Schedule 3.1(a).  Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)           Organization and Qualification.  The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)           Authorization; Enforcement.  The Company and WHI have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out their obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and WHI and the consummation by them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and WHI and, subject to shareholder approval as required for compliance with Nasdaq Marketplace Rule 4350(i) and any applicable rule of the TSX solely for the purpose of removing the limitations set forth in the Note and Warrant with respect to the issuance of more than 19.9% of the outstanding shares of the Company’s Common Stock, no further action is required by the Company or WHI in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company or WHI, as applicable, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and WHI enforceable against the Company and WHI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)           No Conflicts.  Except as disclosed in Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and WHI and the consummation by the Company and WHI of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Payments of cash on account of principal of or interest under the Note, upon any Event of Default under the Note, or as a result of liquidated damages under any Transaction Document will not require the consent of, any payment to, or the springing of any Lien in favor of any lender to or creditor of the Company or any Subsidiary (under a credit facility, loan agreement or otherwise) and will not result in a default under any such credit facilities, loans or other agreements.

(e)           Filings, Consents and Approvals.  Except as disclosed in Schedule 3.1(e), the Company and WHI are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company and WHI of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act (iv) the filings required in accordance with Section 4.10, (v) those that have been made or obtained prior to the date of this Agreement, and (vi) any filings required in connection with the security interests granted pursuant to the Security Agreements.

(f)            Issuance of the Securities.  The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant which number of reserved shares is not less than the Required Minimum calculated as of the date hereof.

(g)           Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in Schedule 3.1(g).  Except as specified in Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as specified in Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any

Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  Schedule 3.1(g) sets forth the name, address, and number of shares of Common Stock held by each shareholder of the Company holding ten percent or more of the outstanding shares of Common Stock.

(h)           Company Reports; Financial Statements.  The Company has filed all documents, reports and information required to be filed by it under the Securities Act, the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, Canadian Securities Laws and with the TSX for the twelve (12) months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “Company Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis.  As of their respective dates, the Company Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and Canadian Securities Laws and none of the Company Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the Company Reports comply in all material respects with applicable accounting requirements, the rules and regulations of the Commission and Canadian Securities Laws with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes.  Except as set forth in Schedule 3.1(i), since the date of the latest audited financial statements included within the Company Reports, except as specifically disclosed in the Company Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and other equity compensation arrangements.  The Company does not have pending before the Commission any request for confidential treatment of information.

(j)            Litigation.  Except as disclosed in Schedule 3.1(j), to the knowledge of the Company, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the Company Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  To the knowledge of the Company, neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws, Canadian Securities Laws, or a claim of breach of fiduciary duty, except as specifically disclosed in the Company Reports.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary.

(l)            Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Company Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and valid title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Permitted Liens. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(o)           Matters Relating to the Assets.

(i)            In the Security Agreements the Company and WHI have disclosed to the Investor all locations at which the inventory and equipment in excess of $25,000 (other than inventory and equipment in-transit) of the Company and Subsidiaries are located, and the Company’s inventory and equipment that is kept at other locations (other than inventory or equipment in transit or in the possession of a third party for repair or service in the ordinary course of business) does not have a value in the aggregate in excess of $150,000; and

(ii)           Other than WHI, no other Subsidiaries of the Company own any material assets.

(p)              Intellectual Property Rights.

(i)            The Company and the Subsidiaries own, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Company Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Schedule 3.1(p) sets forth, for the Company’s owned and licensed Intellectual Property Rights, a complete and accurate list of all United States, international and foreign patent, copyright, trademark, service mark, trade dress, and domain name registrations and current applications, indicating, where applicable, for each applicable jurisdiction, the registration number (or application number) and date issued or filed.

(ii)           Neither the Company or any Subsidiary, nor to the knowledge of the Company, any employee, officer, director or consultant to the Company or its Subsidiaries, has intentionally misappropriated any patent, invention, process, method, compound, design, formula or other proprietary or intellectual property rights of any third Person.  To the knowledge of the Company, the practice of the Intellectual Property Rights, as practiced by the Company and the Subsidiaries prior to the Initial Closing, does not infringe or otherwise violate any proprietary rights of any third Person and except as set forth in Schedule 3.1(p), the Company and the Subsidiaries have not received any written notice alleging any such infringement prior to the Initial Closing Date.  The consummation of the transactions contemplated by this Agreement and the Transaction Documents and, to the Company’s knowledge, the use by the Company and the Subsidiaries immediately after the Initial Closing of the Intellectual Property Rights will not infringe or otherwise violate any proprietary rights of any third Person.  To the knowledge of the Company, there are no rights owned by any third party which would prevent the development, manufacture, operation, sale or use by the Company or any Affiliate of the Company of any Product or that would materially impede the ongoing operation of the business.  The Company and the Subsidiaries have received no written notice from a third Person that threatens legal proceedings against the Company or a Subsidiary if the Company or Subsidiary does not execute a license with such third Person, to use such third Person’s intellectual property rights that such third Person claims apply to any Product.

(iii)          The Company and the Subsidiaries have taken all reasonable steps to protect the confidentiality of all Intellectual Property Rights, including entering into appropriate forms of confidentiality and assignment agreements with all employees and consultants having access to confidential information requiring them not to disclose such information or to use the same for their own benefit or for the benefit of any other Person.  To the knowledge of the Company, no Person is in breach of any such Confidentiality and Assignment Agreement in any respect that could adversely affect the Intellectual Property Rights or the Company’s rights therein.

(q)           Accounts Receivable.  The Company and WHI have provided to Investor a true, correct and complete list, including aging information, of all of the Company’s and WHI’s accounts receivable as of September 30, 2007.

(r)            Conduct of Business in Compliance with Regulatory Requirements.

(i)            Compliance.  The Company is in compliance with all applicable Regulatory Laws in each jurisdiction in which the Company has facilities or does business.  Except as set forth in Schedule 3.1(r), since January 1, 2005, the Company has not been required by any Governmental Authority to make, nor has voluntarily undertaken, any Product recall, nor has the Company been prevented from carrying out the research and development, manufacture, clinical testing, production, marketing, advertising, distribution, use, offer for sale or sale of any Product as a result of any specific action of, or notification from, any Governmental Authority, and, to the knowledge of the Company, there is no action or proceeding threatened by any European Union, United States (including FDA) or other Governmental Authority or multinational organization against the Company, other than regulatory actions and proceedings commenced prior to the date of this Agreement generally known to the public affecting the medical device industry generally (and not solely relating to the Company or its business).

(ii)           No Notices.  Except as set forth in Schedule 3.1(r), since January 1, 2005, the Company has not received written notice of and, to the knowledge of the Company, is not subject to, any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty, fine, sanction, assessment, request for corrective or remedial action, audit, or other compliance or enforcement action, relating to any Product or to the facilities in which any Product is manufactured or handled, by any Governmental Authority.

(iii)          All Necessary Approvals.  Except as set forth in Schedule 3.1(r), the Company has obtained or, prior to the Initial Closing, will obtain (unless such condition is waived by the Investor prior to the Initial Closing) all necessary approvals, certifications, registrations and authorizations from, has made or will make all necessary and appropriate applications and other submissions to, and has prepared and maintained or will prepare and maintain all records, studies and other documentation needed to satisfy and demonstrate compliance with the requirements of all applicable Governmental Authorities for its current and past business activities and for the sale of any Product within the European Union and the United States, including any necessary CE Marking certifications, 510(k)s, FDA pre-market approvals (“PMAs”), investigational device exemptions (“IDEs”), Consents from Ethics Committees, line extension letters relating any Product to existing 510(k)s, studies of safety and efficacy, design and engineering specifications and modifications, device history records, certificates of export, and MDRs.

(iv)          No False Statements.  Except as set forth in Schedule 3.1(r), the Company has not made any material false statement in, or material omission from, the applications, approvals, reports, or other submissions to the FDA or other Governmental Authorities or in or from any other records and documentation prepared or maintained to comply with the requirements of the FDA or other Governmental Authorities relating to any Product, including any CE Marking certifications, 510(k)s, PMAs, IDEs, Consents from Ethics Committees, vigilance reports, line extension letters, documentation of safety and efficacy, studies or documentation of equivalency, Product labeling, device history records, certificates of export, or MDRs.

(v)           Third Person Actions.  Except as set forth in Schedule 3.1(r), since January 1, 2005, to the knowledge of the Company, no third Person, contractor, investigator, or researcher, employed or retained by the Company or otherwise acting on behalf of the Company, has made any material false statement in, or material omission from, any report, study or other documentation prepared in conjunction with the applications, approvals, reports, or records submitted to or prepared for the FDA or other Governmental Authorities relating to any Product, nor to the knowledge of the Company, has any such third Person, contractor, investigator or researcher failed to substantially comply with any testing requirements, study protocols or requirements to obtain any Consent from Ethics Committees in connection with work performed on behalf of the Company or work otherwise relied upon by the Company in its submissions and documentation for the FDA or other Governmental Authorities.

(vi)          No Gratuities.  Neither the Company nor, to the knowledge of the Company, any third Person or agent for the Company has made or offered any payment, gratuity, or other thing of value that is prohibited by any law or regulation to personnel of any Governmental Authorities.

(vii)         No Notification.  Except as set forth in Schedule 3.1(r), since January 1, 2005, the Company has not received any written notification, which remains unresolved, from any Governmental Authorities indicating that any Product is unsafe or ineffective for its intended use, or that any Product labeling fails to disclose its intended use, provide adequate directions for use, or contains any false or misleading representation.

(viii)        General.  The Company, and the conduct and operations of its business, are in compliance in all material respects with each applicable law (including rules and regulations thereunder) of any Governmental Authority, and the Company has not received written notice of any material violations of any of the above.

(s)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Assuming the Closing occurs, the Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(t)            Transactions With Affiliates and Employees.  Except as set forth in the Company Reports or disclosed in Schedule 3.1(t), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(u)           Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal controls that would be required to be disclosed pursuant to Item 308(c) of Regulation S-K under the Exchange Act or, to the Company’s knowledge, in other factors that could reasonably be expected to have a Material Adverse Effect on the Company’s internal controls.

(v)           Certain Fees.  Except as specified in Schedule 3.1(v), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(w)          Certain Registration Matters. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Note by the Company to the Investor under the Transaction Documents.  The Company is eligible to register its Common Stock for resale by the Investor under Form SB-2 promulgated under the Securities Act.  Except as disclosed in Schedule 3.1(w), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(x)            Listing and Maintenance Requirements.  Except as set forth in Schedule 3.1(x), the Company has not received written notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof that has not been resolved to the satisfaction of such Trading Market as of the date hereof.  Except as set forth in Schedule 3.1(x), the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Markets on which the Common Stock is currently listed or quoted.  The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Markets on which the Common Stock is currently listed or quoted, and, except as set forth on Schedule 3.1(x), no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investor the Securities contemplated by the Transaction Documents.

(y)           Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Initial Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)            Application of Takeover Protections.  The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its jurisdiction of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(aa)         No Additional Agreements.  Except as disclosed in Schedule 3.1(aa), the Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(bb)         Disclosure.  The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and, taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(cc)         Compliance with ERISA.

(i)            Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(ii)           The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the “Benefit Plans”) relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws.  All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

(iii)          No Benefit Plans have any unfunded liabilities, either on a “going concern” or “winding up” basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

(dd)         Taxes.  All Canadian and United States federal, state, provisional, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

(ee)         Absence of Any Undisclosed Liabilities.  Except for litigation described in the Company Reports, there are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the Company’s financial statements and (ii) other undisclosed liabilities which, individually or in the aggregate, could not have, or reasonably be expected to result in, a Material Adverse Effect.

(ff)           Secured Indebtedness.  As of the Initial Closing Date the Company has no material Debt that is secured by any Lien.

3.2       Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:

(a)           Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Investor.  Each Transaction Document to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)           Investment Intent.  The Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time.  The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)           Investor Status.  At the time the Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrant or converts the

Note it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)           General Solicitation.  The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)           Access to Information.  The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)            Independent Investment Decision.  The Investor has independently evaluated the merits of its decision to purchase the Note pursuant to this Agreement.

(g)           Purchasing as Principal. The Investor is purchasing the Note as principal for its own account, and not for the benefit of any other person and for investment only and not with a view to resale or distribution.

(h)           Acknowledgement. The Investor hereby acknowledges, agrees and consents to

(a)           the disclosure of Personal Information to each of the Company, the Ontario Securities Commission (the “OSC”) and the TSX;

(b)           the collection, use and disclosure of Personal Information by the TSX for the purposes identified by the TSX, from time to time; and

(c)           the collection, use and disclosure of Personal Information by the Company for corporate finance and shareholder communication purposes or such other purposes as are necessary to the Company’s business.

If the Investor is resident in or otherwise subject to the securities laws of the Province of Ontario, the Investor acknowledges and agrees that the Investor has been notified by the Company (i) of the delivery to the OSC of Personal Information pertaining to the Investor, including, without limitation, the full name, residential address and telephone number of the Investor, the number and type of securities purchased and the purchase price, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252, and (v) the Investor hereby authorizes the indirect collection of the information by the OSC.  For the purposes of this paragraph Personal Information means any information about a person (whether an individual or otherwise) and includes personal information about the Investor contained in this Agreement and the Exhibits;

The Company and WHI acknowledge and agree that (i) the Investor has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2 and (ii) the representations and warranties made in this Section 3.2 will not affect the ability of the Investor to rely on the Company’s and WHI’s representations and warranties.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

The parties hereby agree that, from and after the date hereof until the date that the Note has either been repaid in its entirety (other than inchoate indemnity obligations) and/or converted entirely into Common Stock or for such other period of time as specified below, the parties shall comply with each of the following covenants unless any such covenant shall have been expressly waived in writing by the other party:

4.1       Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  The Company agrees to use its reasonable best efforts to cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing the Securities to be delivered to the transferee.

(b)           Certificates evidencing the Securities shall bear the following legends, until such time as they are not required under Section 4.1(c):

(i)            The Note evidencing the Securities shall bear the following legend:

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND

EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY

STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWERS.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 12, 2008.

(ii)           The Warrant evidencing the Securities shall bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THE SECURITIES BEFORE APRIL 12, 2008.

THE SECURITIES REPRESENTED HEREBY (AND THE SECURITIES ISSUED UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF APPLICABLE, OR (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW OR (2) IN A TRANSACTION THAT DOES NOT OTHERWISE REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW, PROVIDED THE HOLDER HAS FURNISHED TO THE CORPORATION AN OPINION OF

COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION OR (3) PURSUANT TO A REGISTRATION STATEMENT PURSUANT TO THE U.S. SECURITIES ACT.

THE WARRANT EVIDENCED HEREBY IS EXERCISABLE AS SET FORTH HEREIN UNTIL ON OR BEFORE 5:00 P.M. (OTTAWA TIME) ON DECEMBER 11, 2012 OR SUCH EARLIER TIME AS SET FORTH HEREIN, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE VOID AND OF NO FURTHER FORCE OR EFFECT.

The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

(c)           Certificates evidencing Underlying Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (ii) while such Securities are eligible for sale under Rule 144(k).  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  The Company agrees that it shall, within three Trading Days following such time as restrictive legends would not then be required under this Section 4.1(c), issue and deliver to the Investor certificates that are free of restrictive legends representing Underlying Shares or Warrant Shares in replacement of Underlying Shares or Warrant Shares previously issued with restrictive legends.

4.2           Furnishing of Information.  As long as the Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all documents, reports and information required to be filed by the Company after the date hereof pursuant to the Exchange Act and Canadian Securities Laws.  As long as the Investor owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Underlying Shares and Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Underlying Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3       Board/Observer Rights.

(a)           From and after the Initial Closing until such time as the Note is repaid in full or the Investor no longer owns any Securities and subject to Section 7.5, the Investor shall have the right, but not the obligation, to designate one (1) member to the Company’s Board of Directors (the “Investor Director”).  The Company shall use its reasonable best efforts to cause the Investor Director to be elected to the Company’s Board of Directors, subject to compliance with applicable laws and the rules of the Company’s Trading Market.  The Investor shall have the right to remove or replace the Investor Director by giving notice to such Investor Director and the Company, and the Company shall use its reasonable best efforts to effect the removal or replacement of any such Investor Director.  Subject to any limitations imposed by applicable law, the Investor Director shall be entitled to the same perquisites, including stock options, reimbursement of expenses and other similar rights in connection with such person’s membership on the Board of Directors of the Company, as every other non-employee member of the Board of Directors of the Company.

(b)           Subject to Section 7.5, at any time that there is not an Investor Director on the Board of Directors of the Company, the Investor shall have the right to designate one (1) observer (the “Investor Observer”) to attend all meetings of the Company’s Board of Directors and committees thereof (other than the portion of meetings from which the Investor or the Investor Observer is excluded by virtue of being “interested” or otherwise involved in matters subject to the Board of Directors’ or the committee’s deliberations, as determined in good faith by the Board of Directors), and to receive all information made available to all members of the Board or committees thereof (other than such information relating to the portion of meetings from which the Investor or the Investor Observer is excluded by virtue of being “interested” or otherwise involved in matters subject to the Board of Directors’ or the committee’s deliberations, as determined in good faith by the Board of Directors or such committee, as applicable).  The Investor Observer shall have the same rights as those who customarily attend such position.

4.4           Distribution Rights.  Subject to Section 7.5, the Company hereby grants to the Investor a right of first refusal to act as the exclusive distributor in any or all territories in which the Company proposes to sell, for all of the Company’s current and future products, including, without limitation, the Levacor Rotary VAD (each a “New Product”), other than those products currently being sold by the Company on the date of this Agreement to the extent the Company continues to sell them on a continuous basis following the date of this Agreement. The procedure for exercising this right of first refusal shall be as follows:

(a)           Sufficiently in advance of the Company’s anticipated launch of a New Product (such advance timing to be determined by the Company in its sole discretion, but by way of example, promptly following the FDA’s acceptance of a PMA submission for filing in the US in connection with a New Product), the Company shall submit a written offer (an “Offer”) to the Investor (i) stating that the Company desires to distribute a New Product in a territory or territories, (ii) setting forth a complete technical description of the New Product to be distributed and (iii) stating the distribution terms and conditions that the Company proposes for the New Product (the “Offered Terms”).

(b)           From and after the date of any Offer, the Company shall provide to the Investor such additional data and information about the New Product as the Investor shall reasonably request. The Investor shall have 20 Business Days from the date of the Offer, to assess the Company’s proposed distribution terms, following which the Investor shall inform the Company whether it wishes to act as the exclusive distributor in the relevant territory or territories, of the New Product by delivery of a notice (a “Distribution Election”) to the Company. Upon receipt by the Company of a Distribution Election, the parties agree to negotiate in good faith, the terms (including without limitation, the exclusive distribution territory or territories and the final distribution terms and conditions, which may be different than the Offered Terms) of a definitive and binding distribution agreement, in form and substance satisfactory to both parties and their counsel.  If after a period of 90 calendar days from the date of the Distribution Election, the parties are unable to agree upon the terms of a distribution arrangement, then the Company shall have the right to: (i) distribute the New Products itself in any or all territories covered by the Offer; and/or (ii) engage another distributor or distributors, to distribute the New Products in any or all territories covered by the Offer, in each case under clause (ii), on terms and conditions substantially similar to (and in no event more favorable than) the Offered Terms. In the event that the Company wishes to engage another distributor or distributors on terms more favorable than the Offered Terms, the Investor shall have 20 Business Days after the date on which such more favorable terms are provided by the Company to the Investor, to exercise its right to match such more favorable distribution terms and become the exclusive distributor for such New Product in the relevant territory or territories; provided however, that if after 30 calendar days following the date on which such more favorable terms are provided by the Company to Investor, the parties are unable to agree upon the terms of a definitive and binding distribution agreement, then the Company shall have the right to: (i)  distribute the New Products itself in any or all of the relevant territory or territories; and/or (ii) engage another distributor or distributors, to distribute the New Products in any or all of the relevant territory or territories on such more favorable terms.

(c)           All information provided by one of the parties to the other pursuant to this Section 4.4 (other than the terms of a definitive distribution agreement executed by the Company and the Investor which shall be subject to the confidentiality provisions contained in such agreement),  shall constitute the confidential information of such disclosing party and shall not be disclosed by the other party to any third Person without the disclosing party’s prior written consent, which consent may be granted or withheld by the disclosing party in its sole discretion.

4.5       Special Shareholder Meeting.

(a)           Promptly after the date hereof, the Company will take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a special shareholder meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law), for the purpose of voting to authorize the issuance of the Securities to the Investor as required by Nasdaq Marketplace Rule 4350(i) and any other applicable Nasdaq Marketplace Rule (collectively, the “Nasdaq Rules”) and the rules of the TSX (the “Shareholder Meeting”); provided, however, that if the definitive documents are executed in connection with the PIPE prior to February 29, 2008, the Company will only be required to hold one such Shareholder Meeting and will solicit the approval of the issuance and sale of the Securities and the PIPE simultaneously.  In such case, the Company will hold such combined Shareholder Meeting promptly but in no event later than two months after February 29, 2008.  Notwithstanding the foregoing, the Investor may, in its sole discretion, insist that the Company immediately set the record date and hold the Shareholder Meeting for the purposes of approval of the issuance of the Securities in advance of any PIPE transaction approval in the event that the Investor has received notice pursuant to the Voting Agreements that one of the shareholders on Exhibit 2.2(a)(viii) has sold any of the Common Stock held by such shareholder.  The Company will use its reasonable best efforts to secure the vote or consent of its shareholders required by the Nasdaq Rules and the rules of the TSX.  The Company may adjourn or postpone the Shareholder Meeting to the extent necessary to ensure that any necessary supplement or amendment to the proxy statement/prospectus is provided to the Company’s shareholders in advance of a vote on the issuance of the Securities or, if as of the time for which the Shareholder Meeting is originally scheduled (as set forth in the proxy statement/prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholder Meeting.  The Company shall ensure that the Shareholder Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Shareholder Meeting are solicited, in compliance with applicable law, its articles of incorporation and bylaws, the applicable rules of the Nasdaq Stock Market and the TSX and all other applicable legal requirements.

(b)           (i) The Board of Directors of the Company shall recommend that the Company’s shareholders vote in favor of and adopt and approve the issuance of the Securities to the Investor as required by the Nasdaq Rules and the rules of the TSX; (ii) the proxy statement/prospectus shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company’s shareholders vote in favor of and adopt and approve the issuance of the Securities to the Investor; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify the recommendation of the Board of Directors of the Company that the Company’s shareholders vote in favor of and adopt and approve the issuance of the Securities to the Investor.

4.6           Acknowledgment of Dilution.  The Company acknowledges that the issuance of Underlying Shares upon conversion of the Note and Warrant Shares upon exercise of the Warrant will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial.  The Company further acknowledges that its obligation to honor conversions under the Note is unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Investor.

4.7           Integration.  The Company and WHI shall not, and shall use their reasonable best efforts to ensure that no Affiliate of the Company or WHI shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Note in a manner that would require the registration under the Securities Act or Canadian Securities Laws of the sale of the Note to the Investor.

4.8           Reservation of Shares.  The Company shall allot, reserve and keep available out of its duly authorized shares of Common Stock solely for the purpose of issuing upon the conversion of the Note and the exercise of the Warrant, such number of shares of Common Stock equal to or greater than the Required Minimum. Upon the conversion of the Note or the exercise of the Warrant, the Underlying Shares or the Warrant Shares, as the case may be, shall be issued as fully paid and non-assessable shares of Common Stock.

4.9           Conversion and Exercise Procedures.  The form of Conversion Notice included in and as defined in the Note and the form of Exercise Notice included in and as defined in the Warrant set forth the totality of the procedures required by the Investor in order to convert the Note or exercise the Warrant, as the case may be.  The Company shall honor conversions of the Note and exercises of the Warrant and shall deliver the Underlying Shares and Warrant Shares, as the case may be, in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.10         Securities Laws Disclosure; Publicity.  Unless otherwise agreed by the Company and the Investor, on or before 9:00 a.m., Boston time, on the first Business Day following the date of this Agreement, the Company shall issue a press release, which shall have been reviewed and approved by the Investor, announcing the transactions contemplated by the Transaction Documents (the “Press Release”).  In addition, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)).  In addition, the Company will make such other filings and notices in the manner and time required by the Commission, Canadian Securities Laws and each Trading Market on which the Common Stock is listed.

4.11         Indemnification of Investor.  In addition to the indemnity provided in the Registration Rights Agreement, the Company and WHI shall, jointly and severally, indemnify and hold the Investor and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document other than any Loss resulting from Investor’s gross negligence or willful misconduct.  In addition to the indemnity contained herein, the Company and WHI shall reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.12         Listing of Securities.  The Company agrees, (i) if the Company applies to have the Common Stock traded on any Trading Market other than those on which it is currently listed, it will include in such application the Underlying Shares and Warrant Shares, and will take such other action as is necessary to cause the Underlying Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible, (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market and (iii) and will take all steps necessary to ensure that the Underlying Shares (including, without limitation, shares of Common Stock issuable upon the conversion of interest under the Note) and the Warrant Shares will be listed and posted for trading in each Trading Market.  Notwithstanding the foregoing, nothing in this Agreement will require the Company to continue to list its shares of Common Stock on the TSX..

4.13         Issuances of New Securities.  The Company agrees that, unless otherwise waived in writing by the Investor, in the event that the Company issues any class or series of its capital stock (such as preferred stock) other than its currently outstanding Common Stock (the “New Securities”), it shall amend the Investor’s Note and/or Warrant such that the Note and/or Warrant (i) are convertible and/or exercisable into that number of shares of the New Securities equal to the Investor’s pro rata percentage ownership of the Company (assuming the conversion or exercise in full of all the securities) such that the Investor’s pro rata percentage ownership of the Company remains the same following such issuance and (ii) have the same rights and privileges upon conversion or exercise, as applicable.

4.14         Use of Proceeds.  The Company and WHI will use the net proceeds from the sale of the Note hereunder for working capital purposes and not to redeem any Common Stock or Common Stock Equivalents.

4.15         Payment of Cash Dividend.  The Company agrees, so long as the Note is outstanding, not to declare, pay or make any provision for any cash dividend or cash distribution with respect to the Common Stock, without first obtaining the approval of the Investor.

4.16         Existence; Conduct of Business.  For so long as the Note or the Warrant are outstanding, the Company will, and will cause each of the Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided, that the foregoing shall not prohibit (a) any sale, lease, transfer or other disposition permitted by this Agreement, (b) any merger of (i) any domestic Subsidiary with any other domestic Subsidiary, (ii) any domestic Subsidiary with and into the Company, or (iii) any foreign Subsidiary with any other foreign Subsidiary (provided that for each of clauses (i), (ii) and (iii), each Subsidiary is wholly owned by the Company at the time of the applicable merger) or (c) the Reincorporation Plan.

4.17         Price Modification.  The Company shall not reset, amend or modify any purchase price, conversion price or exercise price in connection with any equity or equity-linked securities without the consent of the Investor, whether the issuance of such securities occurred prior to or after the date hereof: (a) prior to the record date for determining shareholders entitled to vote at the Shareholder Meeting, and (b) to a purchase price, conversion price or exercise price less than the then current fair market value of the underlying equity or equity-linked securities.

4.18         Pledge of Securities.  In the event the Securities are eligible to be pledged, the Company agrees to use its commercially reasonable best efforts to assist the Investor in pledging the Securities in a manner consistent with the Securities Act.

4.19         Compliance with Laws.  The Company and WHI will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all Governmental Authorities.

4.20         Payment of Taxes.  The Company shall (and shall cause its Subsidiaries to) pay all taxes which become due pursuant to any Canadian and United States federal, state, provincial, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary.

4.21         Monetization Plan.  The Investor acknowledges that the Company is contemplating a monetization plan, which may or may not be included as part of a reincorporation of the Company into the United States, pursuant to which the Company would try to monetize certain Canadian tax losses for the benefit of the Company and its shareholders (a “Monetization Plan”).  The Company agrees not to engage in a Monetization Plan without the express written consent of the Investor, which consent shall not be unreasonably withheld so long as the Investor is satisfied, in its reasonable discretion, that such Monetization Plan preserves the Investor’s economic and other rights in the Company and does not discriminate against or treat unfairly any shareholders of or lenders to the Company, including the Investor.

ARTICLE V.
CONDITIONS PRECEDENT TO INITIAL CLOSING AND SECOND CLOSING

5.1           Conditions Precedent to the Obligations of the Investor to Purchase the Note.  The obligation of the Investor to purchase the Note at the Initial Closing is subject to the satisfaction or waiver by the Investor, at or before the Initial Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct as of the date when made and true and correct in all material respects as of the Initial Closing as though made on and as of such date (or to the extent such representations and warranties relate to an earlier date, such representations and warranties were true and correct in all material respects on and as of such earlier date); provided that, if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth in this Section 5.1(a) shall be disregarded with respect to such representation and warranty, covenant or condition for purposes of this condition;

(b)           Performance.  The Company and WHI shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Company and WHI at or prior to the Initial Closing;

(c)           Officer’s Certificate.  A certificate shall be delivered to the Investor executed by a duly authorized officer of the Company certifying that all representations and warranties made by the Company and information furnished by the Company in any schedules to this Agreement, are true and correct in all material respects as of the Initial Closing Date (or to the extent such representations and warranties relate to an earlier date, such representations and warranties were true and correct in all material respects on and as of such earlier date), and all covenants, agreements and obligations required by this Agreement to be performed or complied with by the Company and WHI, prior to or at the Initial Closing, have been performed or complied with by Company and WHI at or prior to the Initial Closing;

(d)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(e)           No Suspensions of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company);

(f)            Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(g)           Adverse Changes.  No event or series of events shall have occurred that has had or would reasonably be expected to result in a Material Adverse Effect; and

(h)           TSX Approval. The consent of the TSX to the transactions contemplated by the Transaction Documents shall have been obtained on terms and conditions satisfactory to the Investor and, subject only to the approval of a majority of the holders of Common Stock, the Underlying Shares and Warrant Shares to be issued on the conversion of the Note and the exercise of the Warrant, respectively, shall have been accepted for listing by the TSX, and will, as soon as possible following their issuance be posted for trading on the TSX.

5.2           Conditions Precedent to the Obligations of the Company to sell the Note.  The obligation of the Company and WHI to sell the Note at the Initial Closing is subject to the satisfaction or waiver by the Company and WHI, at or before the Initial Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Investor contained herein shall be true and correct as of the date when made and as of the Initial Closing Date as though made on and as of such date;

(b)           Performance.  The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Initial Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(d)           Investor Deliverables.  The Investor shall have delivered its Investor Deliverables in accordance with Section 2.2(b).

5.3           Conditions Precedent to the Obligation of the Investor to Conduct the Second Closing.  The obligation of the Investor to conduct the Second Closing and deliver or cause to be delivered to the Company the remaining $4,000,000 of the Investment Amount, is subject to the satisfaction or waiver by the Investor, at or before the Second Closing, of the following conditions:

(a)           No Event of Default.  There shall not exist an Event of Default under the Note;

(b)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(c)           Lien Reports.  The Company shall have supplied the Investor with Lien record search reports of the applicable U.S. and Canadian filing offices, showing no liens filed against the collateral security granted under the Security Agreements other than Permitted Liens.

5.4           Conditions Precedent to the Obligation of the Company and WHI to Conduct the Second Closing.  The obligation of the Company and WHI to conduct the Second Closing is subject to the satisfaction or waiver by the Company and WHI, at or before the Second Closing, of the condition that no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE VI.
NEGATIVE COVENANTS OF THE COMPANY

The Company and WHI hereby agree that, from and after the date hereof until the date that the Note has either been repaid in its entirety (other than inchoate indemnity obligations) and/or converted entirely into Common Stock or for such other period of time as specified below, the Company and WHI shall be bound according to the restrictions set forth in each of the following negative covenants unless any such restriction shall have been expressly waived in writing by the Investor:

6.1           Subsequent Equity Issuances.  For a period of one (1) year after the Initial Closing, without the prior written consent of the Investor, the Company shall not issue more than 12 million shares of Common Stock or Common Stock Equivalents (which amount shall include any shares issued in connection with the PIPE but shall not include (i) any warrants to purchase common stock issued in the PIPE at or above the price at which shares of Common Stock are sold in the PIPE, and (ii) any equity incentive awards issued to employees, officers, directors or consultants pursuant to any benefits plan approved by the Board of Directors of the Company), subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar event with respect to the Common Stock.

6.2           Mergers with Affiliated Parties.  Prior to the Maturity Date (as such term is defined in the Note), the Company and WHI will not (i) enter into any transaction to sell, transfer, lease or otherwise convey or dispose of all or substantially all of the assets of the Company to any Affiliated Party, or (ii) merge, consolidate or enter into a similar business combination transaction with any Affiliated Party, in each case, without the prior written consent of the Investor; provided, however, that nothing herein shall require Investor’s consent in connection with the Reincorporation Plan or otherwise prohibit the Reincorporation Plan.  For purposes of this Section 6.2, “Affiliated Party” means any Person of which any of the Company’s shareholders individually or in the aggregate directly or indirectly control or beneficially own 20% or more of such Person.

6.3           Shareholder Meeting.  Prior to the record date for determining shareholders entitled to vote at the Shareholder Meeting, the Company will not close the PIPE transaction or issue any additional shares of capital stock of the Company so that the Proxies represent less than a majority of the Common Stock of the Company.

6.4           Debt.  Neither the Company nor any Subsidiary shall create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt, except (a) trade payables incurred and paid in the ordinary course of business, (b) Debt incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, capital lease obligation or otherwise) in an aggregate principal amount not to exceed five-hundred thousand dollars ($500,000) at any time outstanding, provided that such Debt is incurred simultaneously with such acquisition (the “Purchase Money Financing”), (c) intercompany Debt, and (d) Debt not to exceed $50,000 in any fiscal year (collectively (a) through (d) shall be referred to as the “Permitted Indebtedness”).

6.5           Liens.  Neither the Company nor WHI shall create or suffer to exist any Lien upon any of its properties, except (a) Liens created by the Security Agreements and (b) Permitted Liens.  Except as provided in this Section 6.5, neither the Company nor WHI shall hereafter agree with any Person (other than the Investor) to grant a Lien on any of its assets or to permit the pledge of any of its equity interests.

6.6           Amendment of Organizational Documents. Neither the Company nor WHI shall permit any amendment to its articles of incorporation (or similar charter documents) so as to adversely affect the rights or privileges granted under the Note or the Warrant; provided, however, that each of the Company and WHI may amend its articles of incorporation (or similar charter documents) in order to implement the Reincorporation Plan.

6.7           Transactions with Affiliates.  Neither the Company nor WHI shall, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (i) on terms no less favorable than terms that could be obtained by the Company or WHI from a Person that is not an Affiliate of the Company or WHI upon negotiation at arms’ length, as determined in good faith by the Board; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business, (ii) as set forth on Schedule 3.1(t) hereto, or (iii) transactions with affiliates directly related to a Monetization Plan approved by the Investor pursuant to Section 4.21.

6.8           Limitation on Restrictions.  Neither the Company nor WHI shall enter into, or suffer to exist, any agreement with any Person which prohibits or limits the ability of the Borrowers to pay Debt owed to the Investor, except as expressly permitted by the Security Agreements.

6.9           Investments.  Neither the Company nor any Subsidiary shall make or maintain, directly or indirectly, any Investment except for Investments of the Company (i) in WHI, (ii) in cash and cash equivalents, (iii) in domestic subsidiaries; provided the Company shall have provided the Investor within 30 days of the acquisition of such subsidiary, a perfected first priority security interest in such subsidiary, (iv) in World Heart B.V. and any new foreign subsidiaries; provided no such foreign subsidiary shall own assets having a value in excess of $25,000 and all such foreign subsidiaries shall not in the aggregate own assets having a value in excess of $50,000, (v) Investments directly related to a Monetization Plan approved by the Investor pursuant to Section 4.21, and (vi) Debt permitted under Section 6.4.

6.10         Asset Sales.  Neither the Company nor any Subsidiary shall Sell any of its property (other than cash and cash equivalents) except for (i) sales of inventory in the ordinary course of business, (ii) sales of property that has become obsolete or worn out, (iii) non-exclusive licenses of Intellectual Property in the ordinary course of business, (iv) a sales of assets directly related to a Monetization Plan approved by the Investor pursuant to Section 4.21, and (v) intercompany sales of property.

6.11         Restricted Payments.  Neither the Company nor any Subsidiary shall directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for (a) any Restricted Payment from one Borrower to the other, (b) any Restricted Payment made by any Subsidiary to either Borrower, (c) any Restricted Payment directly related to a Monetization Plan approved by the Investor pursuant to Section 4.21, or (d) Restricted Payments by WHI or any Subsidiary to the Company to the extent necessary to repurchase Common Stock of terminated employees or former consultants.

ARTICLE VII.
MISCELLANEOUS

7.1           Fees and Expenses.  Except as set forth in Section 4.11, each party shall pay the fees and expenses of its advisers, counsel, consultants, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Note.

7.2           Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email (provided the sender receives a machine-generated confirmation of successful transmission or confirming email) at the facsimile number or email address specified in this Section prior to 6:00 p.m. (Boston time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:00 p.m. (Boston time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by a U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	World Heart Corporation
7799 Pardee Lane
Oakland, California, USA
Facsimile: (510) 563-4800
Attention: Chief Financial Officer
Email: David.Pellone@worldheart.com

With a copy to:	Howard Rice Nemerovski Canady Falk & Rabkin, A
Professional Corporation
Three Embarcadero Center, Seventh Floor
San Francisco, CA 94111-4024
Attention: Julia Vax
Facsimile: (415) 217-5910
Email: jvax@howardrice.com

and

McCarthy Tétrault LLP
Suite 1400, The Chambers
40 Elgin Street
Ottawa ON K1P 5K6
Canada
Attention: Virginia K. Schweitzer
Facsimile: (416) 868-0673
Email: vschweitzer@mccarthy.ca

If to the Investor:	ABIOMED, Inc.
22 Cherry Hill Drive

Danvers, MA 01923
Facsimile: (978) 777-8411
Attention: General Counsel
Email: smcevoy@abiomed.com

With a copy to:	Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
Facsimile: (617) 832-7000
Attention: Peter M. Rosenblum, Esq.
Email: pmr@foleyhoag.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.4           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, WHI and the Investor.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5           Termination.

(a)           This Agreement may be terminated prior to the Initial Closing:

(i)            by written agreement of the Investor and the Company; and

(ii)           by the Company or the Investor upon written notice to the other, if the Initial Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 7.5(a)(ii) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Initial Closing to occur on or before such time.

(b)           Failure to Fund Second Closing.  If the Investor fails to fund the remaining $4,000,000 of the Investment Amount on the Second Closing Date (or within 5 Business Days thereafter in the event of any force majeure), assuming all conditions have been met under Section 5.3, then (a) the Warrant shall terminate immediately and be of no further force and effect, (b) the Support Services Agreement shall terminate immediately and be of no further force and effect, (c) the rights to a Investor Director and Investor Observer set forth in Section 4.3 and the distribution rights set forth in Section 4.4 shall terminate immediately and be of no further force and effect, and (d) at the option of Company and WHI, notwithstanding anything to the contrary herein or in the Note (including, without limitation, Section 11 of the Note), Company and WHI may elect to prepay in whole or in part the principal balance of the Note plus any accrued interest upon 5 Business Days written notice to the Investor and without premium or penalty.  Notwithstanding anything to the contrary in this Agreement or the other Transaction

Documents, the provisions of this Section 7.5(b) shall be the exclusive remedy of WHC and WHI with respect to any failure of the Investor to fund the remaining $4,000,000 of the Investment Amount on the Second Closing Date.

7.6           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7.7           Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the parties and their legal representatives, successors and permitted assigns.  Each of the Company and WHI may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor; provided, however, that no consent is required in the event of an acquisition of the Company by any other Person whether by merger or through a sale of substantially all of the Company’s assets. The Investor may assign any or all of its rights under this Agreement whether to any Person to whom the Investor assigns or transfers the Note or otherwise.

7.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

7.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

7.10         Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Initial Closing and the delivery of the Note.

7.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or PDF transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or PDF signature page were an original thereof.

7.12         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.14         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.15         Payment Set Aside.  To the extent that the Company makes a payment or payments to the Investor pursuant to any Transaction Document or the Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.16         Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of the Investor, and that no trustee, officer, director, other investment vehicle or any other Affiliate of the Investor or any investor, shareholder or holder of shares of beneficial interest of the Investor shall be personally liable for any liabilities of the Investor.

7.17         Reincorporation Plan.  Notwithstanding anything to the contrary herein or in any of the Transaction Documents, Investor’s consent shall not be required in connection with the Reincorporation Plan, nor shall the Transaction Documents otherwise prohibit the Reincorporation Plan.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WORLD HEART CORPORATION

By:	/s/ Jal S. Jassawalla
Name:
Title:

WORLD HEART INC.

By:	/s/ Jal S. Jassawalla
Name:
Title:

ABIOMED, INC.

By:	/s/ Michael R. Minogue
Name: Micahael Minogue
Title: CEO, Chairman

EXHIBIT A

FORM OF NOTE

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

FORM OF MCCARTHY TÉTRAULT OPINION

EXHIBIT D

FORM OF HOWARD RICE OPINION

EXHIBIT E

COMPANY SECURITY AGREEMENT

EXHIBIT F

WHI SECURITY AGREEMENT

EXHIBIT G

CLINICAL AND MARKETING SUPPORT SERVICES AGREEMENT

EXHIBIT H

FORM OF VOTING AGREEMENT

EXHIBIT 2.2(a)(viii)

LIST OF COMPANY’S SHAREHOLDERS DELIVERING VOTING AGREEMENTS

Special Situations Funds III QP, L.P.

Special Situations Funds III, L.P.

Special Situations Cayman Fund, L.P.

Special Situations Private Equity Fund, L.P.

Maverick Venture Management LLC